AMENDMENT TO DECLARATION OF TRUST

OF

J.P. MORGAN MUTUAL FUND INVESTMENT TRUST

To the Secretary of State of

Commonwealth of Massachusetts

It is hereby stated that:

1. This document constitutes an Amendment to the Declaration of Trust (hereinafter called the “Declaration”) of J.P. Morgan Mutual Fund Investment Trust (hereinafter called the “Business Trust”).

2. The Declaration amended by this document was filed with the Secretary of State of the Commonwealth of Massachusetts on September 24, 1997.

3. The amendment to the Declaration effected by this document is as follows:

To designate the resident agent of the Business Trust in the Commonwealth of Massachusetts.

4. To effect the aforesaid amendment, the Article of the Declaration, relating to the resident agent of the Business Trust, is amended to read as follows:

“The name and the address of the resident agent of the Business Trust in the Commonwealth of Massachusetts is C T Corporation System, 155 Federal Street, Suite 700, Boston, Massachusetts 02110.”

5. The amendment herein provided for was authorized in accordance with law.

IN WITNESS WHEREOF, the undersigned has signed these presents all on October 17, 2024.

John F. Finn /s/ John F. Finn

Trustee

Stephen P. Fisher /s/ Stephen P. Fisher

Trustee

Gary L. French /s/ Gary L. French

Trustee

Kathleen M. Gallagher /s/ Kathleen M. Gallagher

Trustee

Robert J. Grassi /s/ Robert J. Grassi

Trustee

Frankie D. Hughes /s/ Frankie D. Hughes

Trustee

Raymond Kanner /s/ Raymond Kanner

Trustee

Thomas P. Lemke Not Cast

Trustee

Lawrence R. Maffia /s/ Lawrence R. Maffia

Trustee

Mary E. Martinez Not Cast

Trustee

Marilyn McCoy /s/ Marilyn McCoy

Trustee

Dr. Robert A. Oden, Jr. /s/ Dr. Robert A. Oden, Jr.

Trustee

Marian U. Pardo /s/ Marian U. Pardo

Trustee

Emily A. Youssouf /s/ Emily A. Youssou

Trustee

Robert Deutsch /s/ Robert Deutsch

Trustee

Nina O. Shenker /s/ Nina O. Shenker

Trustee